UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 6, 2023

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.

(d) Election of Directors

On December 6, 2023, the Board of Directors elected Darryl Wilson as a member of the Board of Directors of Primerica, Inc. (“Primerica”). His term will begin on February 17, 2024. Mr. Wilson has not yet been appointed to any committees of the Board of Directors.

Mr. Wilson is the founder, chairman and president of The Wilson Collective, a business advisory and investment firm investing in startup companies and providing resources and advisory services to a broad base of global clients. Prior to launching the firm in 2018, Mr. Wilson spent more than 30 years in global leadership roles, with 25 years at General Electric (“GE”) and 5 years with British Petroleum NA. At GE, he held a number of senior leadership positions of increasing responsibility including vice president, commercial of GE Power, a business of GE, prior to his retirement in December 2017. He served in several other roles, including vice president & chief commercial officer of GE Energy Connections, vice president & chief commercial officer of GE Distributed Power and vice president & chief executive officer of GE Aero-derivative Products. He also served internationally as the president and chief executive officer of GE Consumer & Industrial Asia & India based in Shanghai, China and president and chief executive officer of GE Consumer Products Europe, Middle East & Africa based in Budapest, Hungary. Mr. Wilson also serves on the boards of directors of NextEra Energy and Eaton Corporation and formerly served as Board Chair of the Houston Branch of the Dallas Federal Reserve Bank. He received a B.A. in Business Administration from Baldwin Wallace College and an M.B.A. from Indiana University.

In connection with his election, on February 17, 2024 Mr. Wilson will be awarded restricted stock units (“RSUs”) of Primerica, with a grant date value of $32,500, under Primerica’s Omnibus Incentive Plan. The RSUs will vest in on May 8, 2024 and will be delivered to Mr. Wilson on such vesting date. Mr. Wilson also will be entitled to receive the director compensation described in Primerica’s definitive Proxy Statement dated April 6, 2023 as such compensation may be modified for 2024. In addition, Primerica has entered into an indemnification agreement with Mr. Wilson pursuant to which Primerica is required to indemnify him against certain liabilities which may arise by reason of his status or service as a director and to advance to him expenses, subject to reimbursement if it is determined that he is not entitled to indemnification. The form of such indemnification agreement has been filed as an exhibit to Primerica’s Annual Report on Form 10-K for the year ended December 31, 2010. There have been no transactions in the last fiscal year between Primerica and Mr. Wilson, his employer, or any current employers of his immediate family members.

A copy of a press release dated December 6, 2023 announcing Mr. Wilson’s election to the Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 6, 2023 – Primerica Board of Directors Elects Former GE Executive Darryl Wilson as Newest Board Member
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance Officer